SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2010

PDC 2002-D Limited Partnership
(Exact Name of Registrant as Specified in Charter)

West Virginia	000-50226	04-3726919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1775 Sherman Street, Suite 3000, Denver, Colorado  80203
(Address of Principal Executive Offices)

303-860-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former Name or Former Address, if Changed Since Last Report)

Item 4.01  Changes in Registrant's Certifying Accountant

(a) Dismissal of Current Accountants

On November 2, 2010, Petroleum Development Corporation, the managing general partner of PDC 2002-D Limited Partnership (the "Registrant"), recommended, and the Audit Committee of the Board of Directors of Petroleum Development Corporation ratified, the dismissal of Schneider Downs & Co., Inc. (“Schneider Downs”) as the Registrant's independent registered public accounting firm.  The Registrant does not have its own audit committee and, therefore, relies upon and utilizes the services of the managing general partner’s audit committee.

The audit report of Schneider Downs on the Registrant's financial statements as of December 31, 2007, 2006, and 2005, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the fiscal year ended December 31, 2007, 2006 and 2005, and the subsequent interim period through November 2, 2010, there were no: (1) disagreements with Schneider Downs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to their satisfaction, would have caused them to make reference in connection with their report to the subject matter of the disagreement(s), or (2) reportable events, except that:

1.
The following material weaknesses in internal control over financial reporting were identified related to the fiscal year ended December 31, 2007, and the subsequent interim period through November 2, 2010, as follows:

•
The support for the Partnership’s general ledger depends in part on the effectiveness of controls of the Managing General Partner’s spreadsheets.  The overall ineffectiveness of the Managing General Partner's spreadsheet controls could have a material effect on the Partnership’s financial statements.  The Partnership did not maintain effective controls to ensure the completeness, accuracy, and validity of key financial statement spreadsheets generated by the Managing General Partner.  These spreadsheets are utilized by the Partnership to support significant balance sheet and income statement accounts. This material weakness was remediated at December 31, 2008.

•
The support for the Partnership’s derivative calculations depends in part on the effectiveness of controls of the Managing General Partner’s process.  The overall ineffectiveness of the Managing General Partner's derivative controls could have a material effect on the Partnership’s financial statements.  The Partnership did not maintain effective controls to ensure that the Managing General Partner had policies and procedures, or personnel with sufficient technical expertise to record derivative activities in accordance with generally accepted accounting principles. This material weakness was remediated at December 31, 2008.

•
For the transactions that are directly related to and processed by the Partnership, the Partnership failed to maintain sufficient documentation to adequately assess the operating effectiveness of internal control over financial reporting.  More specifically, the Partnership’s financial close and reporting narrative failed to adequately describe the process, identify key controls and assess segregation of duties. This material weakness was remediated at December 31, 2009.

Schneider Downs has been authorized to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of the foregoing.

The Registrant has provided Schneider Downs with a copy of the foregoing statements and requested that Schneider Downs furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether Schneider Downs agrees with the foregoing statements, and, if not, stating the respects in which Schneider Downs does not agree.  A letter from Schneider Downs is attached as Exhibit 16 to this Form 8-K.

(b)  New Independent Registered Public Accounting Firm

On November 2, 2010, the Audit Committee of the managing general partner recommended and its Board of Directors ratified the engagement of PricewaterhouseCoopers LLP ("PwC") as the Registrant's independent registered public accounting firm.

During the three fiscal years ended December 31, 2007, and through November 2, 2010, the Registrant has not consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that PwC concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K, and the related instructions to Item 304 of Regulation S-K, or a reportable event required to be reported under Item 304(a)(1)(v) of Regulation S-K.

EXHIBIT INDEX

Item 9.01  Financial Statements and Exhibits.

16.	Letter from Schneider Downs & Co., Inc. to the Securities and Exchange Commission dated November 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2002-D Limited Partnership
By its Managing General Partner
Petroleum Development Corporation

Date:	November 5, 2010

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and Chief Executive Officer